Exhibit 5.1

Deloitte LLP 939 Granville Street Vancouver BC V6Z 1L3 Canada Tel: 604-669-4466 Fax: 778-374-0496 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-254517 on Form F-10 of our report dated March 15, 2021 relating to the financial statements of Perpetua Resources Corp. (formerly Midas Gold Corp.) (the “Company”), appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2020.

Chartered Professional Accountants

Vancouver, Canada

April 1, 2021